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Exhibit 10.13

AIRCRAFT SECURITY AGREEMENT

Dated as of October 30, 2002

Among

WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION,
not in its individual capacity, but solely as Trustee,

WORLD TRAVEL, LLC

and

WYNN LAS VEGAS, LLC

i

ii

Aircraft Security Agreement

AIRCRAFT SECURITY AGREEMENT

        THIS AIRCRAFT SECURITY AGREEMENT (this "Security Agreement") made as of October 30, 2002, by WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, not in its individual capacity, but solely as Trustee (in such capacity, the "Owner") of that certain trust created under the Trust Agreement (the "Aircraft Trust") dated as of May 10, 2002 with and World Travel, LLC, a Nevada limited liability company ("World Travel") as Trustor, and World Travel in favor of WYNN LAS VEGAS, LLC, a Nevada limited liability company (being referred to herein, together with any successor(s) thereto in such capacity, as the "Company").

W  I  T  N  E  S  S  E  T  H  :

        WHEREAS, pursuant to that certain Business Loan Agreement dated as of February 28, 2002, World Travel borrowed (the "Original Loan") from Bank of America, N.A. funds to pay the purchase price of the Aircraft (as hereinafter defined);

        WHEREAS, pursuant to that certain Mortgage, Security Agreement and Assignment dated as of February 28, 2002, (the "Mortgage") recorded by the FAA on March 14, 2002 as conveyance no. H105055 World Travel granted Bank of America, N.A. a lien on the Aircraft to secure its obligations under the Original Loan;

        WHEREAS, pursuant to that certain Assignment and Assumption Agreement dated May 10, 2002 between World Travel and the Owner, recorded by the FAA on June 3, 2002 as conveyance no. GG027466 the Owner assumed the obligations of World Travel under the Mortgage;

        WHEREAS, pursuant to that certain Amended and Restated Operating Agreement dated as of October 30, 2002, (the "Aircraft Operating Agreement") World Travel has been granted an exclusive license to possess, use and operate the Aircraft and has assumed certain obligations in connection therewith;

        WHEREAS, pursuant to the terms of the Loan Agreement dated as of October 30, 2002 (as amended from time to time, the "Loan Agreement"), among the Company and the several lenders listed in Schedule IA1 attached thereto (together with each successive lender thereunder, the "Lenders"), the Company has agreed to borrow, and the Lenders have agreed to lend, subject to certain conditions, up to $188,500,000;

        WHEREAS, pursuant to the terms of the Intercompany Note dated as of October 30, 2002 (as amended from time to time, the "Intercompany Note"), from World Travel to the Company, World Travel will borrow from the Company the funds necessary to repay the Original Loan and for Bank of America, N.A. to release the Mortgage;

        WHEREAS, as a condition precedent to making its loan to World Travel, the Company has required that the Owner and World Travel enter into this Security Agreement;

        WHEREAS, as a condition precedent to making their loans, the Lenders have required that World Travel guaranty the obligations of the Company under the Loan Agreement;

        WHEREAS, as a further condition precedent to making their loans, the Lenders have required that the Company assign to a collateral agent on their behalf its interests in this Security Agreement and in the Intercompany Note; and

        WHEREAS, therefore, the Owner and World Travel wish to execute, deliver and perform, and have each duly authorized the execution, delivery and performance of, this Security Agreement.

        NOW, THEREFORE, the Owner and the Company hereby agree as follows:

SECTION 1.    DEFINITIONS.

        Section 1.1.    Loan Agreement Definitions.    Unless otherwise defined herein or the context otherwise requires, terms used in this Security Agreement, including its preamble and recitals, have the meanings provided in Appendix I to the Loan Agreement.

        Section 1.2.    UCC Definitions.    Unless otherwise defined herein (including those terms defined in Appendix I to the Loan Agreement) or the context otherwise requires, terms for which meanings are provided in the UCC are used in this Security Agreement, including its preamble and recitals, with such meanings.

SECTION 2.    SECURITY INTEREST.

        Section 2.1.    Grant of Security.    As security for the payment and performance of all obligations of World Travel under the Intercompany Note and any other Loan Document to which it is party or agreement or document related to any Loan Document (hereinafter, collectively, the "World Liabilities"), the Owner and World Travel (as Trustor under the Aircraft Trust) hereby transfer, assign and pledge to the Company, and grant to the Company, a continuing first and prior security interest in and to, all of the Owner's and World Travel's respective right, title and interest in (i) the Aircraft, including, without limitation, the Airframe and Engines, listed on Schedule A hereto and each Schedule A to each Aircraft Security Agreement Supplement executed pursuant to Section 7.1, whether now or hereafter existing or acquired by the Owner or World Travel or in which the Owner or World Travel now has or at any time in the future may acquire any right, title or interest, (ii) the Aircraft Contracts, to the extent that such contracts are assignable, (iii) contracts and warranties including, without limitation, the Las Vegas Jet Lease and the Aircraft Operating Agreement, necessary to operate and maintain the Aircraft or otherwise specifically related to the Aircraft, to the extent that such contracts are assignable, (iv) any rights to Liquidated Damages, rebates, offset or other warranty payments, or assignment under a purchase order, invoice or purchase agreement with any manufacturer of or contractor for any portion of the foregoing, to the extent that such rights are assignable, (v) all insurance policies relating to the Aircraft required to be maintained pursuant to any Loan Document, (vi) all logs, manuals, books, records, writings, databases, information and other property relating to, used or useful in connection with, evidencing, embodying, incorporating or referring to, any of the foregoing and (vii) all proceeds from the sale of any or all of the foregoing, and to the extent not otherwise included, all payments under insurance (whether or not the Owner or World Travel is the loss payee thereof) or any indemnity, warranty or guarantee payable by reason of loss or damage to or otherwise with respect to any of the foregoing (collectively, the "Aircraft Collateral").

        Section 2.2.    Continuing Security Interest.    This Security Agreement shall create a continuing security interest in the Aircraft Collateral and shall (a) remain in full force and effect until payment in full of all World Liabilities, (b) be binding upon the Owner and World Travel, their respective successors, transferees and assigns, and (c) inure, together with the rights and remedies of the Company hereunder, to the benefit of the Company. Without limiting the generality of the foregoing clause (c), the Company may assign or otherwise transfer (in whole or in part) the Intercompany Note held by it to the Collateral Agent on behalf of the Lenders, and the Collateral Agent shall thereupon become vested with all the rights and benefits in respect thereof granted to the Company under any Loan Document (including this Security Agreement) or otherwise.

        Upon the payment in full of all World Liabilities, the security interest granted herein shall terminate and all rights to the Aircraft Collateral granted thereby shall revert to the Owner and World Travel, respectively. Upon any such termination, the Company will, at the request and at the sole expense of World Travel, execute and deliver to the Owner and World Travel such documents as the Owner and World Travel shall reasonably request to evidence such termination.

        Section 2.3.    The Owner and World Travel Remain Liable.    Anything herein to the contrary notwithstanding:

          (a)  the Owner and World Travel shall remain liable under the contracts and agreements included in the Aircraft Collateral to the extent set forth therein, and shall perform all of its duties and obligations under such contracts and agreements to the same extent as if this Security Agreement had not been executed,

          (b)  the exercise by the Company, or its assigns, of any of its rights hereunder shall not release the Owner or World Travel from any of its duties or obligations under any such contracts or agreements included in the Aircraft Collateral, and

          (c)  the Company shall not have any obligation or liability under any such contracts or agreements included in the Aircraft Collateral by reason of this Security Agreement, nor shall the Company be obligated to perform any of the obligations or duties of the Owner or World Travel thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

        Section 2.4.    Consent and Acknowledgement.    Anything herein to the contrary notwithstanding, the Owner and World Travel hereby acknowledge and agree that:

            (i)  the rights and powers of the Company under this Security Agreement and the Intercompany Note are being assigned concurrently with the execution hereof to the Collateral Agent for the benefit of the Lenders pursuant to the Borrower Aircraft Assignment;

          (ii)  notwithstanding any action on inaction by World Travel or the Owner, the occurrence and continuance of an Event of Default under the Loan Agreement shall constitute an Aircraft Event of Default under each of this Security Agreement and the Intercompany Note; and

          (iii)  upon the occurrence and continuance of a default under the Intercompany Note or an Aircraft Event of Default under this Security Agreement, the Collateral Agent, as assignee of the Company, may exercise all of the rights, remedies and powers of the Company set forth in the Intercompany Note and this Security Agreement, including without limitation, the right to demand payment on the Intercompany Note and the exercise of remedies set forth in Section 8.

SECTION 3.    WARRANTIES.

        (a)  The Owner hereby represents and warrants to the Company, the Collateral Agent and each Lender that:

            (i)  the Owner (A) is, and will remain, duly organized, existing and in good standing and will remain the Trustee of the Aircraft Trust Agreement pursuant to the terms of the Aircraft Trust Agreement and (B) is and will be the lawful owner of all of the Aircraft Collateral, free of all liens and claims whatsoever, other than Permitted Liens, with full power and authority to execute this Security Agreement and perform the obligations of the Owner hereunder and to subject the Aircraft Collateral to the security interest hereunder;

          (ii)  all information with respect to the Aircraft Collateral and the Owner set forth in any schedule, certificate or other writing at any time heretofore or hereafter furnished by the Owner to the Company, the Collateral Agent or any Lender and all other written information heretofore or hereafter furnished by the Owner to the Company, the Collateral Agent or any Lender, is and will be true and correct in all material respects as of the date furnished, unless it refers by its terms to a specific date, then as of that date;

          (iii)  on the Initial Advance Date (i) the Aircraft has been duly certificated by the Federal Aviation Administration as to type and airworthiness and (ii) the Owner has granted exclusive use and possession of the Aircraft to World Travel under the Aircraft Operating Agreement;

          (iv)  the Owner is a "citizen of the United States" pursuant to 49 U.S.C. Subtitle VII of the United States Code, as amended (the "FAA Act"), and the regulations thereunder and is properly qualified under the FAA Act and all applicable regulations to hold title to the Aircraft;

          (v)  the Owner has its chief executive office at the location set forth below its signature on the signature page;

          (vi)  the Aircraft Trust Agreement and this Security Agreement have been duly authorized, executed and delivered and constitute legal, valid and binding agreements against the Owner and constitute legal, valid and binding agreements enforceable under all applicable laws in accordance with their terms, except to the extent that the enforcement of remedies may be limited under applicable bankruptcy and insolvency laws;

        (vii)  no approval or consent or withholding of objections is required from any governmental authority or instrumentality or any other entity with respect to the entry into, or performance by, the Owner of the this Security Agreement or the Aircraft Trust Agreement, except such as have already been obtained; and

        (viii)  the entry into and performance of the Aircraft Trust Agreement and this Security Agreement by the Owner will not violate the Owner's organizational documents, or any judgment, order, law or regulation applicable to the Owner, or result in any breach or constitute a default under, or result in the creation of, any lien, claim or encumbrance on any of the Owner's property (except for liens in favor of the Company and the Collateral Agent) pursuant to, any indenture mortgage, deed of trust, bank loan, credit agreement, or other agreement or instrument to which the Owner is a party.

        (b)  World Travel hereby represents and warrants to the Company, the Collateral Agent and each Lender that:

            (i)  this Security Agreement creates a valid first priority security interest in the Aircraft Collateral securing payment and performance of the World Liabilities and that all filings and other action necessary to perfect such security interest have been taken;

          (ii)  all information with respect to the Aircraft Collateral and World Travel set forth in any schedule, certificate or other writing at any time heretofore or hereafter furnished by World Travel to the Company, the Collateral Agent or any Lender and all other written information heretofore or hereafter furnished by World Travel to the Company, the Collateral Agent or any Lender, is and will be true and correct in all material respects as of the date furnished, unless it refers by its terms to a specific date, then as of that date;

          (iii)  on the Initial Advance Date (i) the Aircraft has been duly certificated by the Federal Aviation Administration as to type and airworthiness and (ii) World Travel has granted authority to operate the Aircraft to Las Vegas Jet pursuant to the Las Vegas Jet Lease;

          (iv)  the Aircraft is hangared in the location set forth in Schedule A hereto;

          (v)  all action for registration of the Aircraft which is necessary in light of World Travel's intended use thereof has been taken;

          (vi)  all licenses, approvals, authorizations, consents and permits required for the use and operation of such Aircraft have been obtained from the appropriate Governmental Agency having jurisdiction (including, without limitation, the FAA or the United States Department of Transportation) or from private parties, as the case may be;

        (vii)  there are no patents, patent rights, trademarks, service marks, trade names, copyrights, licenses or other intellectual property rights with respect to the Aircraft that are necessary for the operation of the Aircraft and that have not been obtained;

        (viii)  the Aircraft Trust Agreement and this Security Agreement have been duly authorized, executed and delivered and constitute legal, valid and binding agreements against World Travel and constitute legal, valid and binding agreements enforceable under all applicable laws in accordance with their terms, except to the extent that the enforcement of remedies may be limited under applicable bankruptcy and insolvency laws;

          (ix)  no approval or consent or withholding of objections is required from any governmental authority or instrumentality or any other entity with respect to the entry into, or performance by, World Travel of the this Security Agreement or the Aircraft Trust Agreement, except such as have already been obtained; and

          (x)  the entry into and performance of the Aircraft Trust Agreement and this Security Agreement by World Travel will not violate the World Travel's organizational documents, or any judgment, order, law or regulation applicable to World Travel, or result in any breach or constitute a default under, or result in the creation of, any lien, claim or encumbrance on any of World Travel's property (except for liens in favor of the Company and the Collateral Agent) pursuant to, any indenture mortgage, deed of trust, bank loan, credit agreement, or other agreement or instrument to which World Travel is a party.

SECTION 4.    COVENANTS WITH RESPECT TO THE AIRCRAFT COLLATERAL.

        The Owner and World Travel covenant and agree as follows:

        Section 4.1.    Possession and Use of Aircraft; Compliance with Laws.    The Owner and World Travel agree that the Aircraft will be used and operated in compliance with all applicable Requirements of Law. Neither the Owner nor World Travel shall use the Aircraft or any part thereof for any purpose or in any manner that would materially adversely affect the Fair Market Value, the utility of the Aircraft as a passenger aircraft or the remaining useful life of such Aircraft, ordinary wear and tear and depreciation excepted. The Owner and World Travel shall procure and maintain in effect airworthiness certificates related to Aircraft and all licenses, registrations, certificates, permits, approvals and consents required by any Requirement of Law or by any Governmental Authority necessary for the ownership, delivery, installation, maintenance, repair, use and operation of the Aircraft. Neither the Owner nor World Travel shall (a) use, operate, or maintain the Aircraft or any portion thereof in violation of Section 4.3 or any Insurance Requirement; (b) lease, assign or otherwise permit the use of any of the Aircraft except as may be permitted by Section 4.2; or (c) except as set forth in Section 4.2 or in the Loan Agreement, sell, assign or transfer any of its rights or in any of the Aircraft, or directly or indirectly create, incur or suffer to exist any Lien on any of its rights hereunder or in any of the Aircraft, except for Permitted Liens. The Owner and World Travel agree that the Aircraft will be operated at all times by a pilot whose certification is in compliance with all applicable Requirements of Law and any Insurance Requirement, including the necessary minimum "total pilot hours" and the minimum "pilot-in command hours". At all times during the term of this Security Agreement, the Owner and World Travel agree not to operate or locate the Aircraft, or allow the Aircraft to be operated or located, in or over any country or jurisdiction (each, a "Restricted Jurisdiction") for which any of the "Specified Directives" (as defined below) would prohibit the aircraft from being operated or located in, or over. In addition, the Owner and world Travel agree not to violate, or permit the violation of, such Specified Directives and the Owner and World Travel also agree to prohibit any national of such Restricted Jurisdiction from operating the Aircraft. The term "Specified Directives" shall mean any United States export or other law or United Nations security council directive, including without limitation, the Trading With the Enemy Act, 50 U.S.C. App. Sections 1 et seq., the International Emergency Economic Powers Act, 50 U.S.C. App. Sections 1701 et seq., and the Export Administration Act, 50 U.S.C. App. Sections 2401 et seq.

        Notwithstanding anything contained in the paragraph set forth immediately above, the Owner and World Travel hereby further agree not to (i) operate the Aircraft or permit the Aircraft to be operated except in operations for which the Owner and World Travel (or any lessee or other Person permitted by the provisions of Section 4.2 hereof to operate the Aircraft) is duly authorized by the Federal Aviation Administration or other governmental authority having jurisdiction over the Aircraft; (ii) use or permit the Aircraft to be used for a purpose for which the Aircraft is not designed or reasonably suitable; and (iii) operate, use or locate the Aircraft, or suffer the Aircraft to be operated, used or located (A) and in any area excluded from coverage by any insurance required by the Insurance Requirements, (B) any country with which the United States shall not have full diplomatic relations, or (C) in any recognized or threatened area of hostilities. The Owner and World Travel hereby further agree to operate the Aircraft, or permit the Aircraft to be operated, predominately for business purposes.

        Section 4.2.    Leases and Assignments.    Except for leases permitted by this Section 4.2, neither the Owner nor World Travel may assign, lease, mortgage, pledge or otherwise transfer to any Person, at any time, in whole or in part, any of its rights, title or interest in, or obligations to or under this Security Agreement, any other Loan Document or to any portion of the Aircraft. Each lease entered into in accordance with this Section 4.2 shall be referred to as an "Aircraft Lease." The Owner and World Travel may, so long as no Aircraft Event of Default exists, lease all or any portion of the Aircraft to one or more of World Travel's Affiliates. With respect to any Aircraft Lease permitted under this Section 4.2, neither the Owner nor World Travel shall lease any portion of the Aircraft to any Person who shall then be engaged in any proceedings for relief under any bankruptcy or insolvency law or laws relating to the relief of debtors.

        No Aircraft Lease hereunder will (a) discharge or diminish any of the Owner's or World Travel's obligations to Company hereunder or the Owner's or World Travel's obligations to any other Person under any other Loan Document, and the Owner and World Travel shall remain directly and primarily liable under this Security Agreement and any other Loan Document to which it is a party with respect to all of the Aircraft Collateral or (b) extend beyond the last day of the Loan Term. Each Aircraft Lease permitted hereby shall be in writing and shall expressly provide that: (i) the Aircraft Lease and the lessee's rights thereunder are subject and subordinate to this Security Agreement and the rights of the Company and the Collateral Agent hereunder, including, without limitation, the right of the Company to inspect and take possession of the Aircraft from time to time, (ii) the lessee agrees to surrender possession of the Aircraft at the election of the Company (or its assignees) after an Aircraft Event of Default; (iii) the lessee will use the Aircraft in full compliance with all of the terms and conditions contained in the Aircraft Security Agreement, (iv) the lessee waives any right that it might have to any notice of the Company's (or its assignee's) intention to inspect, take possession of, or exercise any other right or remedy in respect of the Aircraft under this Security Agreement, (v) the lessee waives, as against the Company (or its assignee's), all rights to any set-off, defense, counterclaim, or cross-claim that it may hold against the Company, and (vi) the lessee acknowledges that, upon an Aircraft Event of Default it shall have no further rights in and to the Aircraft; provided, that the Las Vegas Jet Lease shall be deemed to comply with the terms of this Section 4.2 so long as Las Vegas Jet shall deliver a consent in form and substance satisfactory to the Required Lenders. Any Aircraft Lease that does not contain the foregoing language shall not be permitted by this Section 4.2.

        World Travel shall give the Company and the Collateral Agent prompt, and in any event within 5 Business Days thereof, written notice of any Aircraft Lease permitted under this Section 4.2, and shall promptly provide the Company and the Collateral Agent with a fully executed copy of each document evidencing such Aircraft Lease, together with a Certificate of a Responsible Officer of the Owner that such Aircraft Lease complies with this Section 4.2.

        Section 4.3.    Maintenance.    At all times, World Travel shall, at its own cost and expense:

          (a)  keep, repair, maintain and preserve the Aircraft in good order and operating condition and repair as existing on the Initial Advance Date, ordinary wear and tear excepted, and in conformance with (i) prudent industry maintenance and repair standards, (ii) such maintenance and repair standards used by World Travel or any of World Travel's Affiliates for similar property owned or leased by it, and (iii) all Requirements of Law and Insurance Requirements, and in the event that any Requirement of Law requires any alteration, replacement or addition of or to any Aircraft Part, and World Travel will conform therewith at its own expense;

          (b)  (i) conduct all scheduled maintenance of the Aircraft in conformity with World Travel's and World Travel's Affiliates' past practices, and prudent industry maintenance and repair standards, (including, without limitation, World Travel's and World Travel's Affiliates' maintenance program for such equipment) and (ii) maintain such Aircraft so as to preserve its remaining economic useful life, utility and residual value; and

          (c)  cause the Aircraft to continue to have at all times the capacity and functional ability to perform, on a continuing basis (subject to normal interruption in the ordinary course of business for maintenance, inspection, service, repair and testing) and in commercial operation, the functions for which it was specifically designed, other than any Casualty pursuant to which the Company has paid the Casualty Amount or is causing the rebuilding the affected portion of the Aircraft pursuant to Section 7.1.

        The Owner and World Travel shall prepare and deliver to Company, with copies to the Collateral Agent, within 30 Business Days prior to the required date of filing (or, to the extent permissible, file on behalf of Company) any and all material reports to be filed by Company with any Governmental Authority by reason of the security interest of the Company in the Aircraft Collateral. The Company agrees to inform the Owner and World Travel of any request for such reports received by it. The Owner and World Travel shall maintain or cause to be maintained, all records, logs and other materials required by any Governmental Authority (including, without limitation, each applicable Aeronautics Authority with respect to the Aircraft) having jurisdiction over the Aircraft. The Owner and World Travel shall permit Company, the Collateral Agent and each Lender to inspect, during normal business hours and upon notice within 24 hours (so long as the Aircraft is not in service at such time, in which event 5 Business Days notice shall be required), the Aircraft Collateral and any and all records, logs and other materials maintained by the Owner, World Travel or any of World Travel's Affiliates in respect of the Aircraft Collateral; provided that from and after the occurrence of an Aircraft Event of Default, all costs and expenses of Company, the Collateral Agent or any Lender in connection with such inspection shall be borne by the Owner and World Travel. The Owner and World Travel hereby waive any right now or hereafter conferred by law to make repairs on the Aircraft Collateral at the expense of Company.

        In addition to the foregoing provisions of this Section 4.3 World Travel shall, at its own cost and expense, service, repair, maintain and overhaul, test or cause the same to be done to the Airframe and each Engine (i) so as to keep the Airframe and Engines in such operating condition as may be necessary to enable the airworthiness certification of the Aircraft to be maintained in good standing at all times under the applicable rules and regulations of the FAA, and (ii) in accordance with the FAA-approved maintenance program for corporate aircraft and BMW Rolls Royce engines. The Owner and World Travel shall maintain, or cause to be maintained, with respect to each Aircraft all records, logs and other materials required by the Department of Transportation or the FAA or any other Aeronautics Authority having jurisdiction over the Aircraft to be maintained in respect of the Aircraft, all such records, logs or materials to be in the English language, and shall promptly furnish to Company upon Company's request such information as may be required to enable Company to file any reports required to be filed with any Authority because of Company's interest in the Aircraft.

        Section 4.4.    Alterations, Modifications, Etc.    In case the Aircraft, or any item of equipment, part or appliance therein (each, an "Aircraft Part") is required to be altered, added to, replaced or modified in order to comply with any Requirements of Law (a "Required Aircraft Alteration") pursuant to Sections 4.1 or 4.3 hereof, the Owner and World Travel agree to make or cause to be made such Required Aircraft Alteration at its own expense. The Owner and World Travel shall have the right to make any modification, alteration or improvement to the Aircraft (herein referred to as a "Permitted Aircraft Modification"), or to remove any Aircraft Part which has become worn out, broken or obsolete, provided in each case that the Owner and World Travel continue to be in compliance with Sections 4.1 and 4.3 hereof and that such action will not materially decrease the economic value of the Aircraft or impair its originally intended use or function or decrease its economic useful life and in any event, will not decrease the Fair Market Value of the Aircraft throughout the Loan Term. In the event any Permitted Aircraft Modification (i) is readily removable without impairing the value or use which the Aircraft would have had at such time had such Aircraft Part not been affixed or placed to or on the Aircraft (a "Removable Aircraft Part"), (ii) is not a Required Aircraft Alteration and (iii) is not an Aircraft Part which replaces any Aircraft Part originally incorporated or installed in or attached to such Aircraft Collateral on the date on which such Aircraft Collateral became subject to this Security Agreement, or any Aircraft Part in replacement of or substitution for any such original Part (each an "Original Aircraft Part"), any such Permitted Aircraft Modification, if no Aircraft Event of Default is continuing, shall be and remain the property of the Owner that is not subject to the Lien of this Security Agreement and may be removed by the Owner (a "World Aircraft Part"). To the extent such Permitted Aircraft Modification is not a Removable Aircraft Part, or is a Required Aircraft Alteration or an Original Aircraft Part, and, to the extent a Removable Aircraft Part is not the property of the Owner that is not subject to the Lien of this Security Agreement because of the continuance of an Aircraft Event of Default, the same shall immediately and automatically be and become subject to the Lien of this Security Agreement. Any Required Aircraft Alterations, and any Aircraft Parts installed or replacements made by the Owner upon any Aircraft Collateral pursuant to its obligation to maintain and keep the Aircraft Collateral in good order, operating condition and repair under Section 4.3 (collectively, "Replacement Aircraft Parts") and all other Parts which become the property of the Owner shall be considered, in each case, accessions to such Aircraft Collateral and a security interest therein shall be immediately and automatically vested in Company. All Replacement Aircraft Parts shall be free and clear of all Liens (other than Permitted Liens) and shall be in as good an operating condition as, and shall have a value and utility at least equal to, the Aircraft Parts replaced, assuming such replaced Aircraft Parts and the Aircraft Collateral were immediately prior to such replacement or the event or events necessitating such replacement in the condition and repair required to be maintained by the terms hereof. Any Aircraft Part at any time removed from any of the Aircraft Collateral shall remain subject to the interests of Company under the Loan Documents, no matter where located, until such time as such Aircraft Part shall be replaced by an Aircraft Part which has been incorporated or installed in or attached to the Aircraft and which meets the requirements for a Replacement Aircraft Part specified above. No later than 45 days after the end of each fiscal quarter of World Travel, World Travel shall deliver to Company, an Aircraft Security Agreement Supplement evidencing the grant by the Owner and World Travel of a security interest in such Replacement Aircraft Part to Company, for each Replacement Aircraft Part not previously evidenced by an Aircraft Security Agreement Supplement and such other documents in respect of such Aircraft Part or Aircraft Parts and to the extent, as Company may reasonably request in order to confirm that a security interest to such Aircraft Part or Aircraft Parts has passed to Company as hereinabove provided. Any such Replacement Aircraft Part, regardless of whether evidenced by an Aircraft Security Agreement Supplement, shall become subject to this Security Agreement and shall be deemed part of the Aircraft Collateral, for all purposes hereof to the same extent as the Aircraft Parts originally incorporated or installed in the Aircraft, and a security interest to such Replacement Aircraft Part shall thereupon vest in the Company. All replacements pursuant to this Section 4.4 shall be purchased by the Owner or World Travel with its own funds. There shall be no obligation on the part of the Company to pay for or otherwise finance any such replacement.

        Section 4.5.    Identifying Numbers and Registration; Legend; Changes; Inspection.    The Owner and World Travel, each at its own expense, will (i) cause the Airframe and each Engine to be kept numbered with the identification numbers as shall be set forth on Schedule A to the applicable Aircraft Security Agreement Supplement, and (ii) upon the Initial Advance Date, cause the Aircraft to be duly registered in the name of the Owner under the Federal Aviation Act and at all times thereafter to remain so registered. Within 10 days after the Initial Advance Date, the Owner shall cause a metal nameplate identifying the security interest of the Company to be placed in the cockpit of the Airframe in a location reasonably adjacent to the airworthiness certificate of the Aircraft, and on each Engine, as follows:

        "WYNN LAS VEGAS, LLC, as Secured Party,
as further assigned to
WELLS FARGO BANK NEVADA, NATIONAL ASSOCIATION, as Collateral Agent"

Neither the Owner nor World Travel will allow the name or logo of any Person other than the Company or its successors or assigns, to be placed on the Aircraft or any Engine as a designation that might be interpreted as a claim of ownership or of any interest therein, provided, however, that the name and/or logo of the Owner, World Travel or any of World Travel's Affiliates may be placed on the Aircraft.

        Section 4.6.    Liens.    The Owner will not directly or indirectly create, incur, assume or suffer to exist any Lien (other than Permitted Liens) on or with respect to the Aircraft Collateral or any Aircraft Part. The Owner and World Travel, each at its own expense, will promptly pay, satisfy and otherwise take such actions as may be necessary to keep the Aircraft Collateral free and clear of, and to duly discharge or eliminate or bond in a manner satisfactory to Company, any such Lien not excepted above if the same shall arise at any time. The Owner and World Travel will notify Company, the Collateral Agent and each Lender in writing within 5 Business Days upon becoming aware of any Tax or other Lien (other than any Lien excepted above) that shall attach to the Aircraft Collateral, and of the full particulars thereof. Without limiting the foregoing, neither the Owner nor World Travel shall assign or pledge any of its rights under any Lease to any Person other than Company.

        Section 4.7.    Replacements and Substitutions.    (a) In addition to the rights of the Owner and World Travel under Section 4.4, the Owner and World Travel shall have the option at any time to replace any Aircraft Part (a "Replaced Aircraft Part" or "Replaced Aircraft Parts") with a substitute Aircraft Part (a "Substitute Aircraft Part" or "Substitute Aircraft Parts"), subject to the following conditions:

            (i)  no Aircraft Event of Default shall have occurred and be continuing;

          (ii)  the Substitute Aircraft Part or Substitute Aircraft Parts shall be the same general type, year of construction (or a later year of construction), useful life, function, utility, state of repair and operating condition as the portion of the Replaced Aircraft Part or Replaced Aircraft Parts, must have a Fair Market Value of not less than the Fair Market Value of the Replaced Aircraft Part or Replaced Aircraft Parts and be free and clear of any Liens other than Permitted Liens, as described in the Appraisal delivered on the Initial Advance Date; and

          (iii)  prior to the date of any such substitution, the Owner and World Travel shall replace such Replaced Aircraft Part or Replaced Aircraft Parts by complying with the terms of Section 7.1 to the same extent as if a Casualty or a series of Casualties had occurred with respect to such Replaced Aircraft Part or Replaced Aircraft Parts, and the Company shall release its Lien on the Replaced Aircraft Part or Replaced Aircraft Parts in the same manner as provided in said Section 7.1.

        (b)  All replacements pursuant to Section 4.7(a) shall be purchased by the Owner or World Travel with its own funds. There shall be no obligation on the part of the Company to pay for or otherwise finance any such replacement. No termination of this Security Agreement with respect to any Aircraft Part as contemplated by this Section 4.7 shall result in any reduction of World Travel's obligation to pay the World Liabilities.

        (c)  (i) In addition to the rights of the Owner and World Travel under Section 4.4, the Owner or World Travel shall have the option at any time to replace the Aircraft with a substitute Aircraft (the "Replacement Aircraft"), subject to the following conditions:

          (A)  no Aircraft Event of Default shall have occurred and be continuing;

          (B)  the Replacement Aircraft shall be the same general type, year of construction (or a later year of construction), useful life, function, utility, state of repair and operating condition as the Aircraft, must have a Fair Market Value of not less than the Allocated Aircraft Value and be free and clear of any Liens other than Permitted Liens, as described in the Appraisal delivered on the Initial Advance Date; and

          (C)  prior to the date of any such substitution, the Owner or World Travel shall replace the Aircraft by complying with the terms of Section 7.1 to the same extent as if a Casualty or a series of Casualties had occurred with respect to the Aircraft, and the Company shall release its Lien on the Aircraft in the same manner as provided in said Section 7.1.

        (ii)  All replacements pursuant to Section 4.7(c) shall be purchased by the Owner or World Travel with (i) its or World Travel's own funds, (ii) proceeds from the sale of the Aircraft and (iii) Replacement Aircraft Indebtedness approved by the Lenders. No termination of this Security Agreement with respect to the Aircraft as contemplated by this Section 4.7 shall result in any reduction of World Travel's obligation to pay the World Liabilities.

        Section 4.8.    Amendments.    Neither the Owner nor World Travel will, without the prior written consent of the Collateral Agent, directly or indirectly, agree to any amendment, waiver or termination of the Aircraft Operating Agreement or the Aircraft Trust; provided, however, any amendment, waiver or termination of the Aircraft Trust that would affect the registration of the Aircraft with the FAA and any amendment of the Aircraft Operating Agreement that would affect the subordination of the Aircraft Operating Agreement to this Security Agreement or allow World Travel to use or operate the Aircraft in violation of the requirements contained in this Security Agreement, must also be approved in writing by the Required Lenders holding 50% or more of the aggregate Credit Exposure of the Lenders whose Loans were used to refinance the Aircraft.

SECTION 5.    CERTIFICATE, SCHEDULES AND REPORTS.

        The Owner and World Travel will from time to time, as the Company or any Lender may reasonably request, deliver to the Company, the Collateral Agent and the Lenders such schedules, certificates and reports respecting all or any of the Aircraft Collateral at the time subject to the security interest hereunder, and the items or amounts received by the Owner in full or partial payment or otherwise as proceeds of any of the Aircraft Collateral, all to such extent as the Company may request. Any such schedule, certificate or report shall be executed by a duly authorized officer of the Owner and shall be in such form and detail as the Company, at the direction of the Required Lenders, may reasonably specify.

SECTION 6.    ADDITIONAL AGREEMENTS OF THE OWNER AND WORLD TRAVEL.

        The Owner and World Travel agree, that, until all of the World Liabilities are paid in full, the Owner and World Travel will perform and fulfill each of the following agreements:

          (a)  The Owner (1) will execute such financing statements, continuation statements or amendments thereof or supplements thereto and other documents (and World Travel will pay the cost of filing or recording the same in all public offices deemed necessary by the Company) and do such other acts and things, all as the Company may from time to time request, to establish and maintain a valid first security interest in the Aircraft Collateral to secure the payment of the World Liabilities, including, without limitation, deposit with the Company of any certificate of title issuable with respect to any of the Aircraft Collateral and notation thereon of the security interest hereunder (and any carbon, photographic or other reproduction of this Security Agreement or of any such financing statement shall be sufficient for filing as a financing statement) and (2) will, at the Initial Advance Date, provide, or will cause to be provided, to the Company, the Lenders and the Collateral Agent an opinion of counsel (which may be the opinion of the general counsel/chief legal officer of World Travel) stating that, in the opinion of such counsel, this Security Agreement and the FAA and UCC filings and other agreements or documents executed in connection with this Security Agreement have been, and remain, properly recorded or filed for record so as to make effective of record the lien intended to be created hereby and thereby.

          (b)  The Owner will not change its name, change its organizational structure, resign as trustee under the Aircraft Trust Agreement or do business under any other names without at least 25 days' prior written notice thereof from World Travel shall have been delivered to the Company, Lenders and the Collateral Agent and will not change the location of their principal executive offices or places of business, except for a change to another location within the continental limits of the United States of America and within a jurisdiction in which the UCC is in effect, of which the Company, Lenders and the Collateral Agent shall have been given at least 25 days' prior written notice by World Travel.

          (c)  World Travel will reimburse the Company, the Collateral Agent and Lenders upon demand for all reasonable costs and expenses, including reasonable attorney's fees and legal expenses (including allocated costs of internal counsel), incurred by the Company or the Collateral Agent in seeking to collect or enforce any right under this Security Agreement or the Aircraft Collateral and, in case of an Aircraft Event of Default, in seeking to collect payments of principal, premium, if any, and interest on the Intercompany Note and all other World Liabilities and to enforce rights hereunder, including expenses of any repairs to any realty or other property to which any of the Aircraft Collateral may be affixed or be a part.

          (d)  The Owner will remain a "citizen of the United States" pursuant to 49 U.S.C. Section 40102(a)(15).

SECTION 7.    RISK OF LOSS; INSURANCE.

        Section 7.1.    Casualty.    Upon the occurrence of a Casualty with respect to the Airframe or an Engine, the Owner shall give the Company, the Lenders and Collateral Agent prompt notice thereof (an "Aircraft Casualty Notice").

        The Company, upon receipt of the Aircraft Casualty Notice, may specify whether it shall:

          (a)  demand that the Owner pay to Company the Casualty Amount of the Airframe or Engines suffering such Casualty, together with all other Interest then due and owing and, if such amount is paid on a date which is not a Payment Date, an amount equal to the Applicable Administrative Charge with respect to such Casualty Amount on the Casualty Settlement Date; or

          (b)  permit the Owner to elect to replace the Airframe or an Engine with respect to which the Casualty has occurred pursuant to the following provisions of this Section 7.1, provided that upon the occurrence and during the continuance of a Default or an Aircraft Event of Default or in the event such Casualty is pursuant to the last sentence of the definition thereof, Company shall be obligated, at the option of the Required Lenders, to require the payments referred to in clause (a) above and shall not be entitled to offer any right of election of replacement pursuant to this clause (b).

        If Company has elected, or is obligated, to demand payment of the Casualty Amount pursuant to clause (a) above, World Travel shall continue to make all payments of interest due under the Intercompany Note until and including the Casualty Settlement Date. Upon payment of the Casualty Amount in respect of the Airframe or an Engine suffering Casualty on such Casualty Settlement Date together with all Interest then due and owing and the application thereof pursuant to Section 3.8 of the Loan Agreement, the remaining interest and principal under the Intercompany Note shall be reduced by an amount equal to the product of the scheduled amount of each such payment (determined in each case prior to the receipt of such Casualty Amount), multiplied by the Item Value Fraction of the Airframe or Engine with respect to which the Casualty suffering such Casualty or series of Casualties.

        Airframe Replacements—If the Owner elects (by written notice delivered to the Company within 10 Business Days of the Casualty) to replace the Airframe suffering a Casualty, and such replacement is permitted under the foregoing clause (b), the Owner may make subject to this Security Agreement, not later than the Casualty Settlement Date with respect to such Airframe, a Replacement Airframe meeting the suitability standards set forth in Section 8.1 of the Loan Agreement. World Travel shall cause such documents, opinions and deliveries as set forth in Section 8.1 of the Loan Agreement to be executed and delivered to Company in order to subject such Replacement Airframe to this Security Agreement, and upon such execution and delivery and the receipt by Company, such Replacement Airframe shall be deemed an "Airframe" for all purposes hereof.

        Engine Replacements—If the Owner elects (by written notice delivered to the Company within 10 Business Days of the Casualty) to replace an Engine suffering a Casualty, and such replacement is permitted under the foregoing clause (b), the Owner may make subject to this Security Agreement, not later than the Casualty Settlement Date with respect to such Engine, a Replacement Engine meeting the suitability standards hereinafter set forth in Section 8.1 of the Loan Agreement. World Travel shall cause such documents, opinions and deliveries as set forth in Section 8.1 of the Loan Agreement to be executed and delivered to Company in order to subject such Replacement Engine to this Security Agreement, and upon such execution and delivery and the receipt by the Company, such Replacement Engine shall be deemed an "Engine" for all purposes hereof.

        Subject to the terms of the Loan Agreement, if (i) the Company has received the amount payable with respect to the Casualty and all other amounts due, or (ii) the Airframe or Engines have been substituted in accordance herewith, and, in each case, no Default or Aircraft Event of Default exists, the Owner shall be entitled to receive from the Company the proceeds of any recovery in respect of the Airframe or Engines from insurance or otherwise, to the extent recovered by Company, subject to the rights of any insurer insuring the Airframe or Engines as provided herein. In such event, the Company shall execute and deliver to the Owner, or to its assignee or nominee, a release for the Airframe or Engines, and such other documents as may be required to release the Airframe or Engines from the terms of this Security Agreement, in such form as may reasonably be requested by the Owner. All fees, costs and expenses relating to a substitution as described herein shall be borne by the Owner. Except as otherwise provided in this Section 7.1, the Owner shall not be released from its obligations hereunder in the event of, and shall bear the risk of, any Casualty to any Airframe or Engine prior to or during the term of the Intercompany Note and thereafter until all of the Owner's obligations hereunder are fully performed.

        Subject to the terms of the Loan Agreement, any payments (including, without limitation, insurance proceeds) received at any time by Company from any Authority or other party with respect to any loss or damage to any Airframe or Engines not constituting a Casualty (i) up to $500,000, shall be paid to the Owner, so long as no Default or Aircraft Event of Default shall have occurred and be continuing, for application to repair or replacement of property in accordance with Sections 7.1 and 4.3 or (ii) in excess of $500,000, shall be held by Collateral Agent and applied directly in payment of repairs or for replacement of property in accordance with the provisions of Sections 7.1 and 4.3, if not already paid by the Owner, or if already paid by Company and no Default or Aircraft Event of Default shall have occurred and be continuing, shall be applied to reimburse the Owner for such payment, and any balance remaining after compliance with said Sections with respect to such loss or damage shall be retained by or disbursed to (as applicable) the Owner.

        THE OWNER HEREBY ASSUMES ALL RISK OF LOSS, DAMAGE, THEFT, TAKING, DESTRUCTION, CONFISCATION, REQUISITION, COMMANDEERING, TAKING BY EMINENT DOMAIN OR CONDEMNATION, PARTIAL OR COMPLETE, OF OR TO THE AIRFRAME AND ENGINES, HOWEVER CAUSED OR OCCASIONED, SUCH RISK TO BE BORNE BY THE OWNER WITH RESPECT TO THE AIRFRAME AND ENGINES. THE OWNER AND WORLD TRAVEL AGREE THAT NO OCCURRENCE SPECIFIED IN THE PRECEDING SENTENCE SHALL IMPAIR, IN WHOLE OR IN PART, ANY OBLIGATION OF WORLD TRAVEL UNDER THE WORLD LIABILITIES.

        Section 7.2.    Insurance Coverages.    To the extent not otherwise maintained by the Company pursuant to Section 8.2 of the Loan Agreement, World Travel shall at all times, at its expense, cause to be carried and maintained with financially sound and reputable insurers, insurance against loss or damage to the Aircraft, of the kinds and in the amounts to be maintained with respect to the Aircraft pursuant to Section 8.2 of the Loan Agreement.

        Nothing in this Section 7.2 shall prohibit Lenders or Collateral Agent from obtaining insurance for its own account and at its own expense and any proceeds payable thereunder shall be payable as provided in the insurance policy relating thereto, provided that no such insurance may be obtained which would limit or otherwise adversely affect the coverage or payment of any insurance required to be obtained or maintained by Company pursuant to this Section 7.2.

        Section 7.3.    Insurance Certificates and Policies.    To the extent not performed by the Company pursuant to the Loan Agreement, prior to the Initial Advance Date, and thereafter not less than 20 days prior to the expiration dates of the expiring policies theretofore delivered pursuant to Section 7.2, the Owner and World Travel shall deliver to Collateral Agent and the Lenders certificates issued by the insurer(s) or insurance broker(s) for the insurance maintained pursuant to Section 7.2 together with a copy of the insurance policies; provided, however, that if the delivery of any certificate is delayed, Company shall not be deemed to be in violation of the obligation to deliver such certificate if, within such 20 day period, Company delivers an executed binder with respect thereto and thereafter delivers the certificate upon receipt thereof.

SECTION 8.    DEFAULTS AND REMEDIES.

        Section 8.1.    Defaults.    (a) The occurrence, or the existence of any Event of Default under the Loan Agreement, shall constitute an "Aircraft Event of Default" hereunder.

        (b)  With respect to the Aircraft Collateral, upon the occurrence and during the continuation of any Aircraft Event of Default hereunder, the Company shall have, in addition to all other rights provided herein or by law, the rights and remedies of a secured party under the FAA or the UCC (regardless of whether the UCC is the law of the jurisdiction where the rights or remedies are asserted and regardless of whether the UCC applies to the affected Aircraft Collateral), and further the Company may, without demand and without advertisement, notice, hearing or process of law, all of which the Owner and World Travel hereby waive, at any time or times, sell and deliver any or all Aircraft Collateral held by or for it at public or private sale, for cash, upon credit or otherwise, at such prices and upon such terms as the Company deems advisable, in its sole discretion, provided that said disposition complies with any and all Requirements of Law. In addition to all other sums due the Company, the Collateral Agent or any Lender, World Travel shall pay the Company, the Collateral Agent and any Lender all costs and expenses incurred by the Company, the Collateral Agent or such Lender, including a reasonable allowance for attorneys' fees and court costs, in obtaining, liquidating or enforcing payment of Aircraft Collateral or World Liabilities or in the prosecution or defense of any action or proceeding by or against the Company, the Collateral Agent, such Lender or the Owner concerning any matter arising out of or connected with this Security Agreement or the Aircraft Collateral or World Liabilities, including without limitation any of the foregoing arising in, arising under or related to a case under the United States Bankruptcy Code (or any successor statute). Any requirement of reasonable notice shall be met if such notice is personally served on or mailed, postage prepaid, to the Owner in accordance with Section 4 hereof at least 10 days before the time of sale or other event giving rise to the requirement of such notice; however, no notification need be given to the Owner if the Owner has signed, after an Aircraft Event of Default hereunder has occurred, a statement renouncing any right to notification of sale or other intended disposition. The Company shall not be obligated to make any sale or other disposition of the Aircraft Collateral regardless of notice having been given. The Company, the Collateral Agent or any Lender may be the purchaser at any such sale. To the extent permitted by applicable law, the Owner hereby waives all of its rights of redemption from any such sale. Subject to the provisions of applicable law, the Company may postpone or cause the postponement of the sale of all or any portion of the Aircraft Collateral by announcement at the time and place of such sale, and such sale may, without further notice, be made at the time and place to which the sale was postponed or the Company may further postpone such sale by announcement made at such time and place.

        (c)  With respect to all of the Aircraft Collateral, without in any way limiting the foregoing, the Company shall, upon the occurrence and during the continuation of any Aircraft Event of Default hereunder, have the right, in addition to all other rights provided herein or by law, to take physical possession of any and all of the Aircraft Collateral and anything found therein, the right for that purpose to enter without legal process any premises where such Aircraft Collateral may be found (provided such entry be done lawfully), and the right to maintain such possession on the Owner's or World Travel's premises (the Owner and World Travel hereby agreeing to lease such premises without cost or expense to the Company or its designee if the Company so requests) or to remove the Aircraft Collateral or any part thereof to such other places as the Company may desire. Upon the occurrence and during the continuation of any Aircraft Event of Default hereunder, the Owner and World Travel shall, upon the Company's demand, assemble the Aircraft Collateral and make it available to the Company at a place designated by the Company. If the Company exercises its right to take possession of the Aircraft Collateral, the Owner and World Travel shall also at its expense perform any and all other steps reasonably requested by the Company to preserve and protect the security interest hereby granted in such Aircraft Collateral, such as placing and maintaining signs indicating the security interest of the Company, appointing overseers for such Aircraft Collateral and maintaining inventory records.

        (d)  Failure by the Company to exercise any right, remedy or option under this Security Agreement or any other agreement between the Owner and the Company or provided by law, or delay by the Company in exercising the same, shall not operate as a waiver; no waiver hereunder shall be effective unless it is in writing, signed by the party against whom such waiver is sought to be enforced and then only to the extent specifically stated. Neither the Company nor any party acting as attorney for the Company shall be liable hereunder for any acts or omissions or for any error of judgment or mistake of fact or law other than their gross negligence or willful misconduct. The rights and remedies of the Company and the Lenders under this Agreement shall be cumulative and not exclusive of any other right or remedy which the Company or the Lenders may have.

        Section 8.2.    Sale of Aircraft Collateral.    In addition to the remedies set forth in Section 8.1, if any Aircraft Event of Default shall occur, Company may, but is not required to, sell the Aircraft Collateral in one or more sales. Any Lender, the Collateral Agent or the Company may purchase all or any part of the Aircraft Collateral at such sale. The Owner acknowledges that sales for cash or on credit to a wholesaler, retailer or user of such Aircraft Collateral, or at public or private auction, are all commercially reasonable. Any notice required by law of intended disposition by Company shall be deemed reasonably and properly given if given at least 10 days before such disposition.

        Section 8.3.    Application of Sale Proceeds.    All payments received and amounts held or realized by Company at any time when an Aircraft Event of Default shall be continuing as well as all payments or amounts then held or thereafter received by Company and the proceeds of sale pursuant to Section 8.2 shall be distributed to the Company for distribution in accordance with Section 3.8 of the Loan Agreement.

        Section 8.4.    Power of Attorney.    The Owner unconditionally and irrevocably appoints Company as its true and lawful attorney-in-fact, with full power of substitution, to the extent permitted by Requirements of Law, in its name and stead and on its behalf, solely for the purpose of effectuating any sale, assignment, transfer or delivery under this Section 8, if an Aircraft Event of Default occurs and is continuing, whether pursuant to foreclosure or power of sale or otherwise, and in connection therewith and during an Aircraft Event of Default to execute and deliver all such deeds, bills of sale, assignments, releases (including releases of this Security Agreement on the records of any Authority) and other proper instruments as Company may reasonably consider necessary or appropriate. The Owner ratifies and confirms all that such attorney or any substitute shall lawfully do by virtue hereof. If requested by Company or any purchaser, the Owner shall ratify and confirm any such lawful sale, assignment, transfer or delivery by executing and delivering to Company or such purchaser, all deeds, bills of sale, assignments, releases and other proper instruments to effect such ratification and confirmation as may be designated in any such request.

        Section 8.5.    Remedies Cumulative; Consents.    To the extent permitted by, and subject to the mandatory requirements of any Requirements of Law, each and every right, power and remedy herein specifically given to Company or otherwise in this Agreement shall be cumulative and shall be in addition to every other right, power and remedy herein specifically given or now or hereafter existing at law, in equity or by statute, and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by Company, and the exercise or the beginning of the exercise of any power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any right, power or remedy. Company's or the Lender's consent to any request made by the Owner shall not be deemed to constitute or preclude the necessity for obtaining Company's or the Lenders' consent in the future to all similar requests. To the extent permitted by any Requirements of Law, the Owner hereby waives any rights now or hereafter conferred by statute or otherwise that may require Company or the Lenders to sell, lease or otherwise use the Aircraft or any part thereof in mitigation of Company's, or the Lenders' damages upon the occurrence of an Aircraft Event of Default or that may otherwise limit or modify any of Company's or the Lenders' rights hereunder.

        Section 8.6.    Allocation of Aircraft Collateral.    All cash proceeds received by the Company in respect of any sale of, collection from, or other realization upon all or any part of the Aircraft Collateral shall be held by the Company, and shall be promptly paid over by the Company to the Collateral Agent to be distributed in accordance with the terms of Section 3.8 of the Loan Agreement.

SECTION 9.    GENERAL PROVISIONS.

        Section 9.1.    Document.    This Security Agreement and the Intercompany Note are executed pursuant to the Loan Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions the Loan Agreement.

        Section 9.2.    Amendments; Etc.    No amendment to or waiver of any provision of this Security Agreement nor consent to any departure by the Owner or World Travel herefrom, shall in any event be effective unless the same shall be in writing and signed by the Company, with the consent of the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

        Section 9.3.    Notices.    All notices and other communications provided for hereunder shall be in writing (including telegraphic and facsimile communication) and, if to the Collateral Agent or the Lenders, delivered in accordance with Section 13.6 of the Loan Agreement, or in the case of the Company the Owner or World Travel, delivered to the respective addresses as set forth beneath each party's name on the signature pages hereto.

        Section 9.4.    Section Captions.    Section captions used in this Security Agreement are for convenience of reference only, and shall not affect the construction of this Security Agreement.

        Section 9.5.    Severability; No Waiver.    Wherever possible each provision of this Security Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Security Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Security Agreement. No delay on the part of the Company in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by the Company of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy.

        Section 9.6.    Governing Law.    THIS SECURITY AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.

        Section 9.7.    Counterparts.    This Security Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which shall together constitute but one and the same agreement.

        Section 9.8.    Risk of Loss.    AS BETWEEN THE OWNER AND THE COLLATERAL AGENT, AS ASSIGNEE OF THE COMPANY, THE OWNER HEREBY ASSUMES ALL RISK OF LOSS, DAMAGE, THEFT, TAKING, DESTRUCTION, CONFISCATION, REQUISITION, COMMANDEERING, TAKING BY EMINENT DOMAIN OR CONDEMNATION, PARTIAL OR COMPLETE, OF OR TO THE AIRFRAME AND EACH ENGINE, HOWEVER CAUSED OR OCCASIONED, SUCH RISK TO BE BORNE BY THE OWNER WITH RESPECT TO THE AIRFRAME AND EACH ENGINE. THE OWNER AGREES THAT NO OCCURRENCE SPECIFIED IN THE PRECEDING SENTENCE SHALL IMPAIR, IN WHOLE OR IN PART, ANY OBLIGATION OF THE OWNER UNDER THIS SECURITY AGREEMENT.

        Section 9.9.    Principal Waivers.    All signers and endorsers hereof are to be regarded as principals hereunder, jointly and severally, if more than one. Nothing contained herein shall require the Company or the Collateral Agent, as assignee of the Company, as a condition to exercising and of its rights or remedies hereunder, to first seek or exhaust any remedy against World Travel, its successors or assigns, or any other person obligated with respect to the World Liabilities, or to first foreclose, or exhaust or proceed against any other collateral or security which may be given to secure any of the World Liabilities. The Owner agrees that its liabilities and obligations under this and any other Loan Documents are unconditional, irrespective of and unaffected by any of the following actions or circumstances (regardless of any notice to or consent of the Owner or the Collateral Agent): (i) any extension, renewal, amendment, change, waiver, or other modification of any of the Loan Documents or the Intercompany Note, (ii) the absence of, or delay in, any action to enforce the terms of any Loan Document, the Intercompany Note or this Security Agreement, (iii) the Company's or the Collateral Agent's failure or delay in obtaining any guaranty or other collateral securing the World Liabilities, (iv) the release of, or extension of time for payment or performance by, or any other indulgence granted to World Travel or any other person with respect to the World Liabilities, by operation of law or otherwise, (v) the existence, value, condition, loss, subordination, or release (with or without substitution) of, or failure to have title to or perfect and maintain a security interest in, any other collateral, or the time, place and manner of any sale or other disposition of any other collateral given in connection with the World Liabilities, (vi) World Travel's voluntary or involuntary bankruptcy, assignment for the benefit of creditors, reorganization, or similar proceedings affecting World Travel or its assets, or (vii) any other action or circumstances which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor. The Owner warrants that it has adequate means to obtain from World Travel on a continuing basis financial data and other information regarding World Travel and is not relying upon the Company or the Collateral Agent to provide any such data or other information. Except as expressly provided herein, the Owner waives presentment, demand for payment, notice of nonpayment, protest, notice of protest, and notice of dishonor of the Intercompany Note or of any of the World Liabilities secured hereby.

[Signature Pages Begin on Next Page]

        IN WITNESS WHEREOF, this Security Agreement has been duly executed as of the day and year first above written.

WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, not in its individual capacity, except as expressly set forth herein, but solely as trustee, as Owner
By:	/s/ C. SCOTT NIELSEN
Name:	C. Scott Nielsen
Title:	Vice President
Notice Address:	299 Main Street, 12th Fl. Salt Lake City, UT 84111
Attention:	Corporate Trust Services
Telephone:	(801) 246-5630
Telefacsimile:	(801) 246-5053

WORLD TRAVEL, LLC, a Nevada limited liability company, as Trustor under the Aircraft Trust
By:	WYNN LAS VEGAS, LLC, a Nevada limited liability company, its sole member
	By:	WYNN RESORTS HOLDINGS, LLC, a Nevada limited liability company, its sole member
		By:	VALVINO LAMORE, LLC, a Nevada limited liability company, its sole member
			By:	WYNN RESORTS, LIMITED, a Nevada corporation, its sole member
				By:	/s/ MARC H. RUBINSTEIN
Name: Marc H. Rubinstein Title: Sr. Vice President, General Counsel & Secretary
Notice Address:
Attention: Telephone: Telefacsimile:

ACCEPTED AS OF THE DATE FIRST WRITTEN ABOVE

WYNN LAS VEGAS, LLC, a Nevada limited liability company, as the Borrower
By:	Wynn Resorts Holdings, LLC, a Nevada limited liability company, its sole member
	By:	Valvino Lamore, LLC, a Nevada limited liability company, its sole member
		By:	Wynn Resorts, Limited, a Nevada corporation, its sole member
			By:	/s/ MARC H. RUBINSTEIN Name: Marc H. Rubinstein Title: Senior Vice President, General Counsel & Secretary
Notice Address:
Attention: Telephone: Telefacsimile:

SCHEDULE A TO
SECURITY AGREEMENT

DESCRIPTION OF AIRCRAFT COLLATERAL

        One Bombardier Inc. model BD-700-1A10 Global Express aircraft bearing manufacturer's serial number 9065 and Federal Aviation Administration Registration Number N711SW (formerly N789TP), including two BMW Rolls Royce BR 710A2-20/01 engines bearing manufacturer's serial numbers 12243 and 12244.

EXHIBIT A
SECURITY AGREEMENT SUPPLEMENT

QuickLinks

  Exhibit 10.13
AIRCRAFT SECURITY AGREEMENT Dated as of October 30, 2002 Among WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, not in its individual capacity, but solely as Trustee, WORLD TRAVEL, LLC and WYNN LAS VEGAS, LLC
TABLE OF CONTENTS
  SCHEDULE A TO SECURITY AGREEMENT
DESCRIPTION OF AIRCRAFT COLLATERAL
  EXHIBIT A SECURITY AGREEMENT SUPPLEMENT